Exhibit 99.1

NRx Pharmaceuticals, Inc. (NASDAQ:NRXP) Announces Up to $16 Million Senior Secured Debt Financing from Anson Funds

●	This financing is expected to support 2024 filing of New Drug Applications for NRX-100 (ketamine) and NRX-101 and to support launch of HOPE Therapeutics
●	Streeterville Capital has agreed to a settlement of all claims to be paid from the proceeds of this financing

RADNOR, Pa., August 13, 2024 /PRNewswire/ – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (“NRx Pharmaceuticals“ or the “Company”), a clinical-stage biopharmaceutical company, today announced that it has obtained up to approximately $16 million in convertible debt financing (the "Financing") from an institutional investor. The Company intends to use the net proceeds from the Financing to support the 2024 New Drug Application filing its two lead products, NRX-100 and NRX-101 and to retire existing debt from Streeterville Capital. Concurrent with this financing, Streeterville has agreed to stay its arbitration and to release all claims upon receipt of the agreed settlement funds. The interest rate and other costs of capital are substantially lower than prior debt.

"We are thrilled to have attracted a forward-looking science-focused investor to our company. The proceeds from their investment will support our FDA filing of two lifesaving drugs that address critical unmet medical needs for patients with suicidal depression. In the process, we are retiring problematic debt from our balance sheet on favorable terms, and at a lower annual interest rate," said Jonathan Javitt, MD, MPH, Chairman and Chief Scientist of NRx Pharmaceuticals. “We are pleased to welcome Anson Funds to NRx Pharmaceuticals and delighted that they have chosen to share our mission of bringing Hope to Life.”

“NRx Pharmaceuticals has a promising pipeline with potential to transform the lives of patients and their loved ones. We are pleased to be working with the NRx Pharmaceuticals team to support these drugs in their registration and – hopefully – approval phase,” said Amin Nathoo, Principal, Anson Funds.

The Notes have an interest rate of 6% per annum with a term of 15 months and will be convertible into shares of the Company’s common stock. The investors will receive warrant coverage equivalent to 50% of their investment, exercisable into shares of the Company’s common stock. The conversion price of the Notes and the exercise price of the Warrants will be each subject to customary adjustments and adjustments for certain corporate transactions, and the issuance of shares of Common Stock underlying the Notes and Warrants will be subject to stockholder approval as required by the listing rules of the Nasdaq Capital Market. The Company will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which will describe the terms of the Notes and Warrants, and include copies of transaction documents relating to the Notes, the Warrants and the Financing.

EF Hutton LLC acted as the exclusive placement agent for the Financing.

The Notes and Warrants have not been registered under the Securities Act of 1933, as amended, and may not be resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission or an exemption from registration under the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx Pharmaceuticals has recently announced plans to submit a New Drug Application for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx Pharmaceuticals was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a care delivery company developing a best-in-class network of clinics that currently offer ketamine and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; the Company's ability to consummate the offering; the Company’s ability to repay the Note; the Company being able to fulfill the conditions for a second closing and a third closing and receive the remainder of the financing amount; the Company being able to receive the consent of its stockholders to the Financing; market conditions; satisfaction of customary closing conditions related to future closings; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

CONTACTS:

Jeremy Feffer, LifeSci Advisors, Inc.

jfeffer@lifesciadvisors.com

Matthew Duffy, Chief Business Officer

NRx Pharmaceuticals

Co-CEO, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com